Exhibit 99.1

NetApp Announces Results for Fourth Quarter and Fiscal Year 2008

Q4 Revenues $938 Million, Up 17% Year over Year;
Forecasts 23% – 27% Year over Year Revenue Growth for Q1 FY2009

SUNNYVALE, Calif.--(BUSINESS WIRE)--NetApp (NASDAQ:NTAP), today reported results for the fourth quarter of fiscal year 2008. Revenues for the fourth fiscal quarter were $938 million, an increase of 17% compared to revenues of $801 million for the same period a year ago and an increase of 6% compared to $884 million in the prior quarter.

For the fourth fiscal quarter, GAAP net income was $90 million, or $0.26 per share1 compared to GAAP net income of $90 million, or $0.23 per share for the same period in the prior year. Non-GAAP2 net income for the fourth fiscal quarter was $131 million, or $0.38 per share, compared to non-GAAP net income of $114 million, or $0.30 per share for the same period a year ago.

Revenues for fiscal year 2008 totaled $3.3 billion, an increase of 18% compared to revenues of $2.8 billion for fiscal year 2007. For fiscal year 2008, GAAP net income increased 4% to $310 million, or $0.86 per share, compared to GAAP net income of $298 million, or $0.77 per share for fiscal year 2007. Non-GAAP net income for fiscal year 2008 increased 6% to $455 million, or $1.26 per share, compared to non-GAAP net income of $431 million, or $1.11 per share for fiscal year 2007.

“NetApp posted a strong finish to the fiscal year, ending the fourth quarter with 17% growth in revenue and 23% growth in storage systems,” said Dan Warmenhoven, chairman and chief executive officer. “With solid performance from most areas around the world, customers continue to validate that NetApp provides them with comprehensive storage and data management solutions at the lowest cost of ownership in the industry.”

Outlook

  NetApp estimates revenue for the first quarter of fiscal year 2009 to be between $845 million and $875 million.
  NetApp estimates that the first quarter fiscal year 2009 GAAP earnings per share will be approximately $0.09 to $0.13 per share. NetApp estimates first quarter fiscal year 2009 non-GAAP earnings per share to be approximately $0.20 to $0.23 per share.
  As presented at their analyst day in March 2008, NetApp reiterates estimated revenue for the full fiscal year to be between $3.79 billion and $3.95 billion.
  As presented at their analyst day in March 2008, NetApp reiterates estimated GAAP earnings per share for the full fiscal year to be approximately $0.92 to $0.98 per share and non-GAAP earnings per share to be approximately $1.40 to $1.46 per share.

Quarterly Highlights

In the fourth quarter of fiscal year 2008, NetApp launched a new brand identity that makes a bold statement about NetApp's strength in the marketplace and is designed to drive greater understanding of NetApp. NetApp also continued to help customers transform their data center architectures through higher efficiencies and asset utilization, greater power, space savings, and innovative data center design and data management techniques.

During the fourth quarter, NetApp unveiled the NetApp® Kilo Client, a large testing environment that is designed to exceed the most scalable and extreme performance conditions that most enterprises experience in their data centers.

Also during the quarter, NetApp introduced new products and capabilities as part of the NetApp Manageability Software Family. These new products (SnapManager® for Virtual Infrastructure, SnapManager Compatibility with VMware® Virtualization Software, and Provisioning Manager) enable customers to transform their data center architectures. NetApp is providing customers a proven storage platform for virtualized environments to achieve increased service levels, higher asset utilization, and greater data center power, space, and cooling efficiencies.

NetApp was recognized for its green initiatives with three separate awards for its innovative data center design and its advanced data management techniques to reduce power consumption. IDG's Computerworld, the "Voice of IT Management," selected NetApp as one of the top Green-IT Companies for 2008. IDG's InfoWorld, the leading integrated media brand for IT decision makers, named NetApp a winner in InfoWorld’s inaugural Green 15 awards. NetApp was also named a winner of the prestigious 2008 Green Enterprise IT Award from the Uptime Institute, a leading research-based think-tank and corporate advisory on the business and technology issues related to critical computing environment reliability and energy efficiency.

NetApp continued to gain momentum in the storage software market, growing the fastest among the top five leading storage software providers in 2007. According to IDC's Worldwide Quarterly Storage Software Tracker Q4 20073, NetApp grew more than three times faster than the storage software market in 2007 and gained share in each market segment in which it provides offerings. This marks the fifth consecutive year that NetApp grew faster than both the storage software market and the market leader.

During this quarter, Gartner, Inc., positioned NetApp in the "Leaders" quadrant for Enterprise NAS. In a recently released research note, "Magic Quadrant for Midrange and High-End NAS Solutions, 1H08,"4 Gartner asserts, "An enterprise NAS storage vendor in the Leaders quadrant has the market share, credibility, and marketing and sales capabilities needed to drive the acceptance of new technologies. It demonstrates understanding of market needs, is an innovator and thought leader, and has well-articulated plans that customers and prospects can use when designing their storage infrastructures and strategies."

NetApp unveiled a new brand identity and changed the official name of the company from Network Appliance to NetApp. The new brand identity was designed to achieve a broader and deeper awareness of the company and to communicate a consistent promise on a global basis to customers, partners, and employees. The NetApp brand is strongly grounded in NetApp's "create a model company" spirit which is based on the core values of the company, including trust and integrity, leadership, simplicity, teamwork and synergy, and going beyond.

Webcast and Conference Call Information

  The NetApp quarterly results conference call will be broadcast live on the Internet at http://investors.netapp.com on Wednesday, May 21, 2008, at 2:00 p.m. Pacific Time. This press release and any other information related to the call will also be posted on the Web site at that location.
  The conference call will also be available live in a listen-only format at (866) 543-6407 in the United States and (617) 213-8898 outside the United States. The pass code for both numbers is 95037280.
  A replay will be available for 72 hours following the completion of the live call by dialing (888) 286-8010 in the United States and (617) 801-6888 outside the United States, using replay code 13597413. The Webcast replay will be posted on our Web site for at least one year.

About NetApp

NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp’s passion for helping companies around the world go further, faster at www.netapp.com.

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the Outlook section relating to our forecasted operating results and metrics for the first quarter fiscal year 2009 and for fiscal year 2009, and statements regarding the performance and breadth of our product and service offerings, relative to our competitors’ product and service offerings. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to build non-deferred backlog to levels consistent with our past results and to increase our revenue over the next several quarters; general economic and industry conditions, including expenditure trends for storage-related products; risks associated with the anticipated growth in network storage and content delivery markets; our ability to deliver new product architectures and enterprise service offerings; competition risks, including our ability to design products and services that compete effectively from a price and performance perspective; risks with new product introductions; our reliance on a limited number of suppliers; our ability to accurately forecast demand for our products and successfully manage our relationships with our contract manufacturers; our ability to expand our direct sales operations and reseller distribution channels; our ability to develop, maintain, and strengthen our relationships and product offerings with strategic partners; risks associated with international operations; our ability to successfully acquire and integrate complementary businesses and technologies; foreign currency exchange rate fluctuations; and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission, including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

1 Earnings per share is calculated using the diluted number of shares for all periods presented.

2 Non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, net gain on sale of investments, gain of sale on assets, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes.

3 IDC Worldwide Quarterly Storage Software Tracker Q4 2007.

4 Gartner Magic Quadrant for Midrange and High-End NAS Solutions, 1H08.

NetApp, the NetApp logo, Go further, faster, and SnapManager are trademarks or registered trademarks of NetApp, Inc. in the United States and other countries. All other brands or products are trademarks or registered trademarks of their respective holders and should be treated as such.

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance. These non-GAAP results of operations exclude amortization of intangible assets, stock-based compensation expenses, acquisition-related retention costs, net gain on sale of investments, gain on sale of assets, restructuring charges/recoveries, prior acquisition-related costs, and the related effects on income taxes as well as certain discrete GAAP provisions for income tax matters recognized ratably for non-GAAP purposes. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

NETAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 25, 2008	April 27, 2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$936,479	$489,079
Short-term investments	227,911	819,702
Accounts receivable, net	582,110	548,249
Inventories	70,222	54,880
Prepaid expenses and other assets	120,561	99,840
Short-term restricted cash and investments	2,953	118,312
Short-term deferred income taxes	127,197	110,741
Total current assets	2,067,433	2,240,803

PROPERTY AND EQUIPMENT, net	693,792	603,523

GOODWILL	680,054	601,056
INTANGIBLE ASSETS, net	90,075	83,009
LONG-TERM INVESTMENTS AND RESTRICTED CASH	331,105	12,572
LONG-TERM DEFERRED INCOME TAXES AND OTHER ASSETS	283,801	117,515
	$4,146,260	$3,658,478

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	-	$85,110
Accounts payable	178,233	144,112
Income taxes payable	6,245	53,371
Accrued compensation and related benefits	202,929	177,327
Other accrued liabilities	154,331	97,017
Deferred revenue	872,364	630,610
Total current liabilities	1,414,102	1,187,547

LONG-TERM DEBT	172,600	-
OTHER LONG-TERM OBLIGATIONS	146,058	9,487
LONG-TERM DEFERRED REVENUE	637,889	472,423
	2,370,649	1,669,457

STOCKHOLDERS' EQUITY	1,775,611	1,989,021
	$4,146,260	$3,658,478

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except net income per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	April 25, 2008	April 27, 2007	April 25, 2008	April 27, 2007

REVENUES:
Product	$629,610	$588,121	$2,242,474	$2,085,898
Software entitlements and maintenance	136,268	99,206	486,896	341,258
Service	171,854	113,866	573,797	377,126
Total revenues	937,732	801,193	3,303,167	2,804,282

COST OF REVENUES:
Cost of product	256,860	230,491	911,434	815,928
Cost of software entitlements and maintenance	2,014	2,752	8,572	10,210
Cost of service	105,986	81,936	369,785	273,644
Total cost of revenues	364,860	315,179	1,289,791	1,099,782
GROSS MARGIN	572,872	486,014	2,013,376	1,704,500

OPERATING EXPENSES:
Sales and marketing	296,457	259,599	1,075,588	895,813
Research and development	124,968	108,802	452,205	385,357
General and administrative	47,793	42,164	171,536	147,501
Restructuring charges (recoveries)	447	-	447	(74)
Gain on sale of assets	-	-	-	(25,339)
Total operating expenses	469,665	410,565	1,699,776	1,403,258

INCOME FROM OPERATIONS	103,207	75,449	313,600	301,242

OTHER INCOME (EXPENSES), net:
Interest income	14,316	17,617	64,610	68,837
Interest expense	(1,860)	(265)	(7,990)	(11,642)
Net gain (loss) on investments	-	(422)	12,614	(1,538)
Other income (expense), net	(578)	(362)	(135)	2,829
Total other income, net	11,878	16,568	69,099	58,486

INCOME BEFORE INCOME TAXES	115,085	92,017	382,699	359,728

PROVISION FOR INCOME TAXES	25,264	2,397	72,961	61,993

NET INCOME	$89,821	$89,620	$309,738	$297,735

NET INCOME PER SHARE:
BASIC	$0.26	$0.24	$0.88	$0.80

DILUTED	$0.26	$0.23	$0.86	$0.77

SHARES USED IN PER SHARE CALCULATION:
BASIC	342,308	369,002	351,676	371,204

DILUTED	348,492	385,151	361,090	388,454

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Quarters Ended		Years Ended
	April 25, 2008	April 27, 2007	April 25, 2008	April 27, 2007
Cash Flows from Operating Activities:
Net income	$89,821	$89,620	$309,738	$297,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,329	25,075	115,250	87,391
Amortization of intangible assets and patents	8,503	6,986	28,934	23,442
Stock-based compensation	34,886	38,354	147,964	163,033
Net (gain) loss on investments	-	422	(12,614)	1,538
Gain on sale of assets	-	-	-	(25,339)
Net loss on disposal of equipment	1,013	87	1,841	773
Allowance for doubtful accounts	463	742	818	928
Deferred income taxes	(48,465)	(57,506)	(139,803)	(145,989)
Deferred rent	3,280	54	3,912	1,033
Income tax benefit from stock-based compensation	26,477	42,577	123,467	175,036
Excess tax benefit from stock-based compensation	(73,556)	(19,696)	(120,663)	(63,159)
Changes in assets and liabilities:
Accounts receivable	(114,249)	(152,234)	(27,741)	(175,231)
Inventories	(10,198)	6,413	(15,382)	9,908
Prepaid expenses and other assets	59,746	(5,385)	79,222	(6,366)
Accounts payable	53,897	32,143	20,032	36,589
Income taxes payable	(6,286)	13,963	(47,300)	1,556
Accrued compensation and related benefits	23,776	26,742	18,754	43,612
Other accrued liabilities	(855)	4,171	3,974	16,903
Other liabilities	49,722	340	117,469	(265)
Deferred revenue	163,998	157,879	401,014	421,328
Net cash provided by operating activities	293,302	210,747	1,008,886	864,456
Cash Flows from Investing Activities:

Net redemptions of investments	126,823	55,086	335,541	187,857
Decrease (increase) in restricted cash	607	(43)	(793)	290
Proceeds from sale of assets	-	-	-	23,914
Proceeds from sales of nonmarketable securities	-	1,039	898	2,813
Proceeds from sales of marketable securities	-	-	18,256	-
Purchases of property and equipment	(63,433)	(53,417)	(188,280)	(165,828)
Purchases of nonmarketable securities	-	(250)	(4,235)	(1,583)
Purchase of business, net of cash acquired	(99,601)	-	(99,390)	(131,241)
Net cash (used in) provided by investing activities	(35,604)	2,415	61,997	(83,778)
Cash Flows from Financing Activities:
Proceeds from sale of common stock related to employee stock transactions	14,510	38,028	114,697	215,453
Tax withholding payments reimbursed by restricted stock	(169)	(580)	(6,020)	(5,272)
Excess tax benefit from stock-based compensation	73,556	19,696	120,663	63,159
Change on revolving credit facility	(77,400)	-	172,354	-
Repayment of debt	(28,790)	(66,021)	(85,110)	(214,890)
Repurchases of common stock	(59,453)	(200,000)	(903,704)	(805,708)
Net cash used in financing activities	(77,746)	(208,877)	(587,120)	(747,258)

Effect of Exchange Rate Changes on Cash	(19,832)	(5,422)	(36,363)	(5,597)

Net Increase (decrease) in Cash and Cash Equivalents	160,120	(1,137)	447,400	27,823
Cash and Cash Equivalents:
Beginning of period	776,359	490,216	489,079	461,256
End of period	$936,479	$489,079	$936,479	$489,079

NETAPP, INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	QUARTER ENDED APRIL 25, 2008

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Acquisition-Related Retention Cost	Prior Acquisition-related Costs	Restructuring Charges (Recoveries)	Gain on Sale of Assets	Net Gain on Investments	Total

Cost of product revenues	$6,748	$870	-	-	-	-	-	$7,618
Cost of service revenues	-	2,653	-	-	-	-	-	2,653
Sales and marketing expense	1,259	15,971	-	-	-	-	-	17,230
Research and development expense	-	10,309	-	-	-	-	-	10,309
General and administrative expense	-	5,083	-	-	-	-	-	5,083
Restructuring charges (recoveries)	-	-	-	-	447	-	-	447
Net gain on investments	-	-	-	-	-	-	-	-

Effect on pre-tax income	$8,007	$34,886	-	-	$447	-	-	$43,340

	YEAR ENDED APRIL 25, 2008

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Acquisition-Related Retention Cost	Prior Acquisition-related Costs	Restructuring Charges (Recoveries)	Gain on Sale of Assets	Net Gain on Investments	Total

Cost of product revenues	$22,582	$3,384	-	-	-	-	-	$25,966
Cost of service revenues	-	10,442	-	-	-	-	-	10,442
Sales and marketing expense	4,170	65,399	3,086	-	-	-	-	72,655
Research and development expense	-	46,632	-	-	-	-	-	46,632
General and administrative expense	200	22,107	-	2,800	-	-	-	25,107
Restructuring charges (recoveries)	-	-	-	-	447	-	-	447
Net gain on investments	-	-	-	-	-	-	(12,614)	(12,614)

Effect on pre-tax income	$26,952	$147,964	$3,086	$2,800	$447	-	($12,614)	$168,635

	QUARTER ENDED APRIL 27, 2007

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Acquisition-Related Retention Cost	Prior Acquisition-related Costs	Restructuring Charges (Recoveries)	Gain on Sale of Assets	Net Loss on Investments	Total

Cost of product revenues	$5,278	$1,059	-	-	-	-	-	$6,337
Cost of service revenues	-	2,431	-	-	-	-	-	2,431
Sales and marketing expense	974	16,955	1,162	-	-	-	-	19,091
Research and development expense	-	12,157	-	-	-	-	-	12,157
General and administrative expense	238	5,752	-	-	-	-	-	5,990
Restructuring charges (recoveries)	-	-	-	-	-	-	-	-
Gain on sale of assets	-	-	-	-	-	-	-	-
Net loss on investments	-	-	-	-	-	-	422	422

Effect on pre-tax income	$6,490	$38,354	$1,162	-	-	-	$422	$46,428

	YEAR ENDED APRIL 27, 2007

	Amortization of Intangible Assets	Stock-based Compensation Expenses	Acquisition-Related Retention Cost	Prior Acquisition-related Costs	Restructuring Charges (Recoveries)	Gain on Sale of Assets	Net Loss on Investments	Total

Cost of product revenues	$17,580	$3,720	-	-	-	-	-	$21,300
Cost of service revenues	-	10,088	-	-	-	-	-	10,088
Sales and marketing expense	2,930	71,701	1,743	-	-	-	-	76,374
Research and development expense	-	51,323	-	-	-	-	-	51,323
General and administrative expense	950	26,201	-	-	-	-	-	27,151
Restructuring charges (recoveries)	-	-	-	-	(74)	-	-	(74)
Gain on sale of assets	-	-	-	-	-	(25,339)	-	(25,339)
Net loss on investments	-	-	-	-	-	-	1,538	1,538

Effect on pre-tax income	$21,460	$163,033	$1,743	-	($74)	($25,339)	$1,538	$162,361

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except net income per share amounts)
(Unaudited)

	Quarters Ended		Year Ended
	April 25, 2008	April 27, 2007	April 25, 2008	April 27, 2007

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$89,821	$89,620	$309,738	$297,735

Adjustments:
Amortization of intangible assets	8,007	6,490	26,952	21,460
Stock-based compensation expenses	34,886	38,354	147,964	163,033
Acquisition-related retention cost	-	1,162	3,086	1,743
Prior acquisition-related costs	-	-	2,800	-
Restructuring charges (recoveries)	447	-	447	(74)
Gain on sale of assets	-	-	-	(25,339)
Net (gain) loss on investments	-	422	(12,614)	1,538
Tax effect on sale of investments	-	-	5,477	-
Discrete GAAP tax provision items ratably for non-GAAP purposes	-	(3,024)	-	(2,767)
Tax effect on sale of assets	-	(2,012)	-	2,993
Discrete GAAP tax provision items	17,669	1,924	17,044	(571)
Income tax effect	(20,129)	(18,719)	(46,044)	(29,028)

NON-GAAP NET INCOME	$130,701	$114,217	$454,850	$430,723

NET INCOME PER SHARE	$0.258	$0.233	$0.858	$0.766

Adjustments:
Amortization of intangible assets	0.023	0.017	0.075	0.055
Stock-based compensation expenses	0.100	0.100	0.410	0.420
Acquisition-related retention cost	-	0.003	0.009	0.004
Prior acquisition-related costs	-	-	0.008	-
Restructuring charges (recoveries)	0.001	-	0.001	-
Gain on sale of assets	-	-	-	(0.065)
Net (gain) loss on investments	-	0.001	(0.035)	0.004
Tax effect on sale of investments	-	-	0.015	-
Discrete GAAP tax provision items ratably for non-GAAP purposes	-	(0.008)	-	(0.007)
Tax effect on sale of assets	-	(0.005)	-	0.008
Discrete GAAP tax provision items	0.051	0.005	0.047	(0.001)
Income tax effect	(0.058)	(0.049)	(0.128)	(0.075)

NON-GAAP NET INCOME PER SHARE	$0.375	$0.297	$1.260	$1.109

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FIRST QUARTER AND FULL YEAR 2009
(Unaudited)

	First Quarter	Fiscal Year
	2009	2009

Non-GAAP Guidance	$0.20 - $0.23	$1.40 - $1.46

Adjustments of Specific Items to Earnings Per Share for the First Quarter and Full Year 2009:

Amortization of intangible assets	(0.02)	(0.10)
Stock based compensation expense	($0.10 - $0.11)	(0.47)
Income tax effect	0.02	0.09
Total Adjustments	($0.10 - $0.11)	(0.48)

GAAP Guidance - Earnings Per Share	$0.09 - $0.13	$0.92 - $0.98

CONTACT:
NetApp
Jodi Baumann, 408-822-3974 (Press)
Jodi.Baumann@netapp.com
Tara Dhillon, 408-822-6909 (Investors)
tara@netapp.com
Billie Fagenstrom, 408-822-6428 (Investors)
billief@netapp.com